                                                                    Exhibit 4.11

               SECOND AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT
               --------------------------------------------------


     This Second Amendment (this "Amendment") is dated as of April 15, 1998, among Spiegel Credit Corporation III, a Delaware corporation (the "Buyer"), First Consumers National Bank, a national banking association ("FCNB"), and Spiegel Acceptance Corporation, a Delaware corporation ("SAC"; FCNB and SAC are collectively referred to herein as the "Sellers"), Spiegel Credit Corporation II, a Delaware corporation ("SCC II"), and Spiegel Credit Corporation IV, a Delaware corporation ("SCC IV"; SCC II and SCC IV are collectively referred to herein as the "Transferors").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Buyer and Sellers have entered into a Receivables Purchase Agreement dated as of September 20, 1994 (which, as amended to date, shall be referred to herein as the "Receivables Purchase Agreement"); and

     WHEREAS, Buyer, Sellers and Transferors wish to amend the Receivables Purchase Agreement as more fully set forth in this Amendment; and

     WHEREAS, Transferors shall, pursuant to a Supplemental Conveyance by and among SCC II, SCC IV, SCC III and FCNB of even date herewith (the "Supplemental Conveyance") sell, transfer, convey and assign to Buyer certain Receivables; and

     WHEREAS, the Receivables to be transferred to Buyer shall be so transferred to Buyer by Transferors and the Receivables in the Additional Accounts designated by the Supplemental Conveyance which are to be transferred to Buyer after the Addition Date shall be so transferred by FCNB;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, Sellers and Transferors agree as follows:

     1.   Defined Terms.  All terms defined in the Receivables Purchase
          -------------
Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

     2.   Amendment.  Upon execution of this Amendment, the Receivables Purchase
          ---------
Agreement shall be amended to include the Transferors as parties to the Receivables Purchase Agreement.

     3.   Transferors' Representations and Warranties.  With respect to the
          -------------------------------------------
Supplemental Conveyance only, Transferors shall be deemed to make and affirm the Seller's representations and warranties contained in Sections 4.1 and 4.2 of the Receivables Purchase Agreement.
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     4.   Counterparts.  This Amendment may be executed in counterparts and by
          ------------
different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

     5.   Ratification.  The Receivables Purchase Agreement, as amended by this
          ------------
Amendment, is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.

     6.   Governing Law.  This Amendment and the rights and obligations of the
          -------------
parties hereunder shall be construed in accordance with and governed by the laws of the State of Illinois (without giving effect to its choice of law principles).

     7.   Reference to Agreement.  From and after the execution of this
          ----------------------
Amendment, each reference in the Receivables Purchase Agreement to "this Agreement," "hereof," "hereunder" or words of like import, and all references to the Receivables Purchase Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Receivables Purchase Agreement as modified and amended by this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

                                 SPIEGEL CREDIT CORPORATION III


                                 By:  /s/ John R. Steele
                                    ------------------------------

                                 Title: Treasurer
                                      ----------------------------

                                 FIRST CONSUMERS NATIONAL BANK


                                 By: /s/ John R. Steele
                                    ------------------------------

                                 Title: Treasurer
                                       ---------------------------

                                 SPIEGEL ACCEPTANCE CORPORATION


                                 By: /s/ John R. Steele
                                    ------------------------------

                                 Title: Treasurer
                                       ---------------------------

                                 SPIEGEL CREDIT CORPORATION II


                                 By: /s/ John R. Steele
                                    ------------------------------

                                 Title: Treasurer
                                       ---------------------------


                                 SPIEGEL CREDIT CORPORATION IV


                                 By: /s/ John R. Steele
                                    ------------------------------

                                 Title: Treasurer
                                       ---------------------------

                                       3